Exhibit 1.1

ZUMIEZ INC.

• Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: •, 2005

Table of Contents

SECTION 1.		Representations and Warranties

SECTION 2.		Sale and Delivery to Underwriters; Closing

SECTION 3.		Covenants of the Company

SECTION 4.		Payment of Expenses

SECTION 5.		Conditions of Underwriters’ Obligations and Principal Selling Shareholders’ Obligations

SECTION 6.		Indemnification

SECTION 7.		Contribution

SECTION 8.		Representations, Warranties and Agreements to Survive Delivery

SECTION 9.		Termination of Agreement

SECTION 10.		Default by One or More of the Underwriters

SECTION 11.		Notices

SECTION 12.		Parties

SECTION 13.		Absence of Fiduciary Relationship

SECTION 14.		GOVERNING LAW AND TIME

SECTION 15.		Effect of Headings

SECTION 16.		Definitions

EXHIBITS

Exhibit A	-	List of Underwriters
Exhibit B	-	Initial Securities to be Sold
Exhibit C	-	Option Securities Which may be Sold
Exhibit D	-	List of Persons Required to Execute a Lock-Up Agreement
Exhibit E	-	Form of Lock-up Agreement
Exhibit F	-	Form of Opinion of Company Counsel
Exhibit G	-	Form of Opinion of Selling Shareholders’ Counsel
Exhibit H	-	Certificate of Chief Financial Officer

1

ZUMIEZ INC.

• Shares of Common Stock

UNDERWRITING AGREEMENT

•, 2005

Wachovia Capital Markets, LLC
7 St. Paul Street
Baltimore, Maryland 21202

Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, MN 55402

As Representatives of the several Underwriters

Ladies and Gentlemen:

Zumiez Inc., a Washington corporation (the “Company,” which term, as used herein, includes its predecessors including, without limitation, Zumiez Inc., a Delaware corporation (“Zumiez Delaware”), and Zumiez Inc., a Washington corporation), and each of the shareholders of the Company named on Exhibits B and C hereto (collectively, the “Selling Shareholders” and each, a “Selling Shareholder”) confirm their respective agreements with Wachovia Capital Markets, LLC (“Wachovia”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wachovia and Piper Jaffray & Co. (“Piper”) are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Selling Shareholders named in Exhibit B hereto of a total of • shares (the “Initial Securities”) of the Company’s common stock, no par value (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Selling Shareholders named in Exhibit C hereto to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of • additional shares of Common Stock to cover over-allotments, if any.  The Initial Securities to be purchased by the Underwriters and all or any part of the • shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”  Certain terms used in this Agreement are defined in Section 15 hereof.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Commission the Initial Registration Statement covering the registration of the Securities under the 1933 Act.  Promptly after the execution of this Agreement, the Company will prepare and file with the Commission a prospectus in accordance with the provisions of Rule 430A and Rule 424(b) and the Company has previously advised you of all information (financial and other) that will be set forth therein.  Such prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.”

Prior to the date of this Agreement:

(a)           the Company reincorporated in the State of Washington pursuant to a merger with and into a newly organized Washington corporation (the “Reincorporation”),

(b)           the Company effected a 258.6485-for-one stock split (the “Stock Split”), and the Company and certain of its shareholders sold shares of Common Stock in an initial public offering (the “IPO”),

(c)           all shares of Common Stock held by Zumiez Holdings LLC, a Delaware limited liability company (“Zumiez Holdings”), were distributed to its members and any other persons entitled thereto (the “Distribution”) in accordance with the terms of its limited liability company agreement (the “LLC Agreement”),

(d)           the Stockholders Agreement (as defined below) was duly amended to delete the last sentence of Section XVIII(A) thereof and to provide that Section XVIII(B) thereof shall not be applicable to any shares of Common Stock that have been sold, transferred or otherwise disposed of pursuant to a registration statement under the 1933 Act (including, without limitation, any sale, transfer or other disposition to the underwriters in connection with any underwritten public offering) and that, from and after the time of such sale, transfer or other disposition, no direct or indirect holder or owner of any such shares shall be entitled to any rights or subject to any obligations under the Stockholders Agreement (the “Stockholders Agreement Amendment”), and

(e)           all consents, approvals, waivers and amendments necessary under any of the Shareholder Documents (as defined below), the LLC Agreement, the Existing Credit Agreement or any of the Leases in connection with the Reincorporation, the Stock Split, the IPO, the Distribution, the sale and offering of the Securities or for the Company and/or the Selling Shareholders to enter into this Agreement and perform their respective obligations under this Agreement shall have been obtained and shall be in full force and effect (collectively, the “Amendments and Waivers”).

The Reincorporation, the Stock Split, the IPO, the Distribution, the Stockholders Agreement Amendment and the Amendments and Waivers are hereinafter called, collectively, the “Pre-Closing Transactions.”

The following terms, as used herein, have the respective meanings set forth below:

(a)                                  “Agreement and Waiver” means the Agreement of Waiver and Undertaking dated October 11, 2002 among Thomas D. Campion, Richard M. Brooks, John G. Haakenson, Rajnikant R. Shah, Akhil R. Shah and the Company,

(b)                                 “Brentwood” means Brentwood-Zumiez Investors, LLC, a Delaware limited liability company and one of the Selling Shareholders,

(c)                                  “Contribution Agreement” means the Contribution Agreement dated as of October 18, 2002 among Brentwood, the Company, Zumiez Holdings, and the other parties thereto,

(d)                                 “Corporate Development Agreement” means the Corporate Development and Administrative Services Agreement dated as of November 4, 2002 among the Company and Brentwood Private Equity III, LLC, a Delaware limited liability company,

(e)                                  “Co-Sale Agreement” means the Information Rights and Co-Sale Agreement dated as of November 4, 2002, among the Company, Rajnikant R. Shah, Akhil R. Shah, Zumiez Holdings, Thomas D. Campion and Richard M. Brooks,

(f)                                    “Expense Agreement” means the Expense Agreement dated as of November 4, 2002 between Zumiez Holdings and the Company,

(g)                                 “Indemnity Escrow Agreement” means the Escrow Agreement dated as of November 4, 2002, among Brentwood, John G. Haakenson and J.P. Morgan Trust Company, National Association,

(h)                                 “Indemnity Pledge Agreement” means the Indemnity Pledge Agreement dated as of November 4, 2002 among Brentwood, Zumiez Holdings and Thomas D. Campion and Richard M. Brooks,

(i)                                     “Investment Agreement” means the Investment Agreement dated as of November 4, 2002 between Brentwood and the Company,

(j)                                     “Principal Selling Shareholders” means each of Brentwood, [Revise as necessary - Thomas D. Campion and Richard M. Brooks],

(k)                                  “Stockholders Agreement” means the Amended and Restated Stockholders’ Agreement dated as of November 4, 2002 among the Company, Zumiez Holdings and the other parties thereto, as amended,

(l)                                     “Termination Agreement” means the Termination Agreement dated as of November 4, 2002 among Thomas D. Campion, John G. Haakenson and the Company, and

(m)                               “Zumiez Holdings Termination Agreement” means the Termination Agreement dated as of May 5, 2005 by and among Zumiez Holdings and the members of Zumiez Holdings.

The Agreement and Waiver, the Contribution Agreement, the Corporate Development Agreement, the Co-Sale Agreement, the Expense Agreement, the Indemnity Escrow Agreement, the Indemnity Pledge Agreement, the Investment Agreement, the Stockholders Agreement, the Termination Agreement and the Zumiez Holdings Termination Agreement are sometimes hereinafter called, collectively, the “Shareholder Documents” and, individually, a “Shareholder Document.”

SECTION 1.           Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows, and the Company represents and warrants to each Principal Selling Shareholder as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any),  and agrees with each Principal Selling Shareholder, as follows:

(1)           Compliance with Registration Requirements.  Each of the Initial Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date) and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the

Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

Each preliminary prospectus delivered to the Underwriters for use in connection with the offering of the Securities and the Prospectus and any amendments or supplements thereto filed pursuant to the 1933 Act complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus and any amendments or supplements thereto delivered to the Underwriters for use in connection with the offering of the Securities was and will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(2)           Pre-Closing Transactions.  The Pre-Closing Transactions have been consummated prior to the date of this Agreement, all on the terms contemplated by this Agreement and the Prospectus, and the Amendments and Waivers are in full force and effect.

(3)           Independent Accountants.  The accountants whose report with respect to the Company’s financial statements and (if applicable) supporting schedules is included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(4)           Financial Statements.  The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries (if any) for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as otherwise may be stated therein, and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations.  The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein.  The information in the Prospectus under the captions “ Prospectus Summary—Recent Developments,” “Prospectus Summary—Summary Financial Data,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Seasonality and Quarterly Results” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company and its consolidated subsidiaries (if any) included in the Registration Statement and the Prospectus.

(5)           No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its sole subsidiary considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company and sole subsidiary that are material with respect to the Company and its sole subsidiary considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(6)           Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation under the laws of the State of Washington (there being no concept of “good standing” for corporations under the laws of the State of Washington) and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(7)           Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests, as the case may be, of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.

The Company does not have and, since August 31, 1999, the Company has not had any subsidiaries other than (a) Zumiez Merger Corp., a Delaware corporation and a wholly-owned subsidiary formed by a predecessor of Zumiez Delaware for the purpose of effecting a reincorporation into the State of Delaware (which was effected by merging such predecessor into Zumiez Merger Corp., with Zumiez Merger Corp. surviving such merger and changing its name to Zumiez Inc.), (b) Zumiez Acquisition Corp., a Washington corporation and a wholly-owned subsidiary formed by Zumiez Delaware for the purpose of effecting the Reincorporation (which was effected by merging Zumiez Delaware into such subsidiary and which subsidiary survived such merger and changed its name to Zumiez Inc.) and (c) Zumiez Nevada, LLC, a Nevada limited liability company, organized subsequent to May 2005, which is the Company’s only subsidiary.

(8)           Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Prospectus (except for subsequent issuances pursuant to the stock based plans described under the caption “Management—Stock Based Plans” in the Prospectus or pursuant to the exercise of options referred to in the Prospectus).  The shares of issued and outstanding Common Stock of the Company (including the Securities to be sold by the Selling Shareholders to the Underwriters under this Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights.  Except for stock options issued pursuant to the stock based plans described under the caption “Management—Stock Based Plans” in the Prospectus, there are no rights, warrants or options to purchase any Common Stock or other capital stock of the Company outstanding and there are no securities convertible into, or exercisable or exchangeable for, Common Stock or other capital stock of the Company outstanding.

(9)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(10)         Securities.  No holder of the Securities is or will be subject to personal liability by reason of being such a holder.

(11)         Description of Securities.  The Common Stock, the authorized but unissued Preferred Stock, and the Company’s articles of incorporation and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(12)         Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the Pre-Closing Transactions and the sale of the Securities to be sold by the Selling Shareholders) and compliance by the Company with its obligations under this Agreement did not, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents or Shareholder Documents, except (solely in the case of Company Documents other than

Subject Instruments, Shareholder Documents and Leases) for such conflicts, breaches or defaults that would not result in a Material Adverse Effect, nor did, does or will any such action require the consent, waiver or approval of any landlord, lessor, or other owner of any real property, stores, buildings or other improvements occupied or used under lease or sublease by the Company or any of its subsidiaries (except for such consents, waivers and approvals as have been obtained and as are in full force and effect), nor did, does or will any such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its assets, properties or operations.

(13)         Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent which may reasonably be expected to result in a Material Adverse Effect.

(14)         Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations under this Agreement; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(15)         Accuracy of Descriptions and Exhibits.  All descriptions in the Registration Statement and the Prospectus of any Company Documents or Shareholder Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases, subleases or other instruments or agreements required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(16)         Possession of Intellectual Property.  Neither the Company nor any of its subsidiaries owns or possesses or has the right to use any patents, patent rights or patent applications.  The Company and its subsidiaries own or possess or have the right to use on reasonable terms all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, domain names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Prospectus; and neither the

Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement or violation of asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries therein and which infringement or violation (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(17)         Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any shareholder or creditor of the Company or any member of Zumiez Holdings, (C) no waiver, consent or other action under any Subject Instrument, Shareholder Document or Lease, and (D) no authorization, approval, vote or other consent of any other person or entity was or is necessary or required for the due authorization, execution and delivery of this Agreement by the Company, for the offering, sale or delivery of the Securities under this Agreement, for the performance by the Company of its obligations under this Agreement, or for the consummation of the Pre-Closing Transactions or any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Prospectus and this Agreement, except such as have been already obtained or such as may be required under state securities laws and except for such filings with the Secretary of State of the State of Washington or with similar officials of any other applicable jurisdictions as were necessary in connection with the Pre-Closing Transactions (which filings have been duly made).

(18)         Possession of Licenses and Permits.  The Company and its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(19)         Title to Property.  The Company and its subsidiaries do not own and have never owned any real property.  The Company and its subsidiaries have valid leasehold interests to all real property and improvements described in the Prospectus as being leased by any of them and neither the Company nor any of its subsidiaries has received notice of any claim that there has been or may be asserted by anyone adverse to the rights of the Company or any of its subsidiaries with respect to any such real property or improvements or questioning the rights of the Company to the continued lease, possession or occupancy of such real property or improvements; all Liens or other restrictions on or affecting any real property or improvements leased by the Company or any of its subsidiaries (a) that are required to be disclosed in the Prospectus are accurately described in the Prospectus and (b) do not, individually or in the aggregate, materially adversely affect the value of such real property or improvement and do not interfere with the use made and proposed to be made of any such real property or improvement by the Company or any of its subsidiaries; all real property and improvements, and equipment and other property held, used or occupied under lease or sublease by the Company or any of its subsidiaries is held, used or occupied, as the case may be, by it under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property or improvements by the Company or any of its subsidiaries, and all such leases and subleases are in full force and effect and there does not exist any breach by the Company or any of its subsidiaries of any of the terms of, or any default by the Company or any of its subsidiaries under, any such leases or subleases and the sale of the Securities to the Underwriters and the other transactions contemplated pursuant to this Agreement have not resulted in and will not result in any such breach or default; and there is no pending or, to the knowledge of the Company, threatened condemnation, zoning change or other proceeding or action that could in any manner affect the size of, use of, improvements on or access to any of the real property or improvements owned or leased by the Company or any of its subsidiaries, except such proceedings and actions that, individually or in the aggregate, would not have a Material Adverse Effect.

(20)         Investment Company Act.  The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(21)         Environmental Laws.  Except as described in the Registration Statement and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the

Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(22)         Absence of Registration Rights.  Except for persons entitled to registration rights under the Stockholders Agreement (all of whom, other than the Selling Shareholders, have waived in writing their right to have any securities registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement), there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B)  otherwise registered by the Company under the 1933 Act.  There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities to the Underwriters pursuant to this Agreement, other than persons entitled to such rights pursuant to the Shareholder Documents (all of whom have waived in writing their right to have any securities included in the offering contemplated by this Agreement or sold in connection with the sale of Securities to the Underwriters).

(23)         Parties to Lock-Up Agreements.  Each of the Company’s directors and each other person listed in Exhibit D hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit E hereto, except that no lock-up agreement has been delivered by any such person who is a Selling Shareholder.  Exhibit D hereto contains a true, complete and correct list of all directors of the Company (other than any such persons who are Selling Shareholders).

(24)         Nasdaq National Market.  The outstanding shares of Common Stock (including the Securities to be sold by the Selling Shareholders to the Underwriters under this Agreement) are listed on the Nasdaq National Market.

(25)         Tax Returns.  The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by any of them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(26)         Insurance.  The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which each of them is engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Without limitation to the foregoing, the Company and its subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by lessees of properties similar to those leased by the Company and its subsidiaries in amounts and on terms that are customarily carried by lessees of properties similar to those leased by the Company and its subsidiaries (in the markets in which the Company’s and its subsidiaries’ leased properties are located).

(27)         Accounting Controls.  The Company maintains a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(28)         Absence of Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities; provided that the foregoing shall not prohibit transactions effected in compliance with Regulation M under the 1933 Act.

(29)         No Right of First Refusal.  The Company does not have any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Securities to be sold by the Selling Shareholders to the Underwriters pursuant to this Agreement.

(30)         Stockholders Agreement.  The Stockholders Agreement has been duly amended to delete the last sentence of XVIII(A) thereof and to provide that Section XVIII(B) thereof shall not be applicable to any shares of Common Stock that have been sold, transferred or otherwise disposed of pursuant to a registration statement under the 1933 Act (including, without limitation, any sale, transfer or other disposition to the underwriters in connection with any underwritten public offering) and that, from and after the time of such sale, transfer or other disposition, no direct or indirect holder or owner of any such shares shall be entitled to any rights or subject to any obligations under the Stockholders Agreement; and neither any of the Underwriters nor any of the purchasers, transferees or other holders of any Securities sold pursuant to this Agreement is or will be required to become a party to any Shareholder Documents or is or will be subject to or bound by any of the terms or provisions of any of the Shareholder Documents.

(31)         Tax Matters.  The transactions, pursuant to which the Company was reincorporated in the State of Delaware in 2002 and subsequently reincorporated in the State of Washington in 2005 each constituted tax-free reorganizations pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended.

(32)         Sarbanes Oxley.  The Company is in compliance with all of the provisions of the Sarbanes-Oxley Act of 2002 that are currently applicable to it and all of the provisions of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations promulgated pursuant to such Act that are currently applicable to the Company.

(33)         Shareholder Documents.  The Corporate Development Agreement, the Expense Agreement and Sections III, IV, V, VI, XII and XIV of the Stockholders Agreement have terminated and the Principal Stockholders (as defined in the Stockholders Agreement) no longer have any rights under Section XIII(A) of the Stockholders Agreement; the Company has given all notices and complied with all provisions of the Co-Sale Agreement and the Stockholders Agreement required in connection with the transactions contemplated by this Agreement; and all Liens on any shares of Common Stock pursuant to the Indemnity Pledge Agreement have been released and terminated.  Neither Brentwood nor any of its affiliates has made any claim for indemnification or reimbursement, or otherwise given notice of any potential claim for indemnification or reimbursement, pursuant to the Contribution Agreement.

(34)         Stop Transfer Instructions.  (A)  The Company has, with respect to any Common Stock (other than the Securities to be sold pursuant to this Agreement) or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the Selling Shareholders or any of the persons listed in Exhibit D hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as defined below) (as the same may be extended as described below); and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of Wachovia and Piper.

(B) Pursuant to Section IX of the Stockholders Agreement, Akhil R. Shah and Rajnikant R. Shah (collectively, the “Shahs”) have agreed that they will not effect any public sale or distribution of any shares of Common Stock or any of the Company’s other equity securities owned by either of them, or any securities convertible into or exchangeable for such securities, during the period (the “Shah Lock-Up Period”) beginning 10 days before the filing of the Initial Registration Statement and ending 90 days after the date that the Initial Registration Statement becomes effective, the Company has notified the Shahs in writing, in accordance with the Stockholders Agreement, of the foregoing restrictions on transfer and the Company will not grant or enter into any written or oral waiver, release, modification or amendment of any such restrictions on transfers without the prior written consent of Wachovia and Piper.

(b)           Representations and Warranties by the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows, and each Selling Shareholder, severally and not jointly, represents to each Principal Selling Shareholder as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), and agrees with each Principal Selling Shareholder (except that each Selling Shareholder makes no representation, warranty or agreement contained in Section 1(b)(14) below to or with any Principal Selling Shareholder), as follows:

(1)           Accurate Disclosure.  At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto became or becomes effective, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, the information relating to such Selling Shareholder (including the information with respect to such Selling Shareholder’s Securities and any other shares of Common Stock or other securities of the Company which are owned or held by such Selling Shareholder) that is set forth in the Initial Registration Statement or any Rule 462(b) Registration Statement (or in any amendments thereto) or in any preliminary prospectus or the Prospectus (or in any amendments or supplements thereto) did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make such information not misleading, it being understood and agreed that the only information furnished by such Selling Shareholder as aforesaid consists of the information relating to such Selling Shareholder set forth in any such document under the caption “Principal and Selling Shareholders.”

(2)           Underwriting Agreement.  This Agreement has been duly authorized (if such Selling Shareholder is not a natural person), executed and delivered by such Selling Shareholder.

(3)           Power of Attorney; Custody Agreement.  Except in the case of the representations and warranties made by Brentwood (which has not entered into a Power of Attorney or Custody Agreement, as those terms are defined below), such Selling Shareholder has duly authorized (if such Selling Shareholder is not a natural person), executed and delivered a Power of Attorney (a “Power of Attorney” and, with respect to such Selling Shareholder, “its Power of Attorney”) appointing each of Richard M. Brooks and Brenda I. Morris as such Selling Shareholder’s attorney-in-fact (with respect to such Selling Shareholder, collectively, the “Attorneys-in-Fact” and, individually, an “Attorney-in-Fact”), and a Letter of Transmittal and Custody Agreement (a “Custody Agreement” and, with respect to such Selling Shareholder, “its Custody Agreement”) with Wachovia Bank, N.A., as custodian (the “Custodian”) (and, if such Selling Shareholder is married, such Selling Shareholder’s spouse has duly executed the spousal consent in the Custody Agreement or similar acknowledgment), and each of its Power of

Attorney and its Custody Agreement constitutes a valid and binding obligation of such Selling Shareholder, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles, and each of such Selling Shareholder’s Attorneys-in-Fact, acting alone, is authorized to execute and deliver this Agreement and the certificates referred to in Sections 5(k) and 5(p)(6) hereof on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder for the Securities to be sold by such Selling Shareholder under this Agreement and the number of Securities to be sold (including pursuant to the Underwriters’ over allotment option) by such Selling Shareholder under this Agreement, to authorize the delivery to the Underwriters of the Securities to be sold by such Selling Shareholder under this Agreement and to accept payment therefor, to duly endorse (in blank or otherwise) the certificate or certificates representing such Securities or a stock power or powers with respect thereto and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement and the transactions contemplated hereby.

(4)           Good Standing.  If such Selling Shareholder is not a natural person, such Selling Shareholder has been duly formed and is in good standing and has a legal existence under the laws of the jurisdiction of its organization; in the case of the representations and warranties made by Brentwood, each of Brentwood, Brentwood Associates Private Equity III, L.P. and Brentwood Private Equity III, LLC has been duly formed and is in good standing and has a legal existence under the laws of the jurisdiction of its organization and each of Brentwood, Brentwood Associates Private Equity III, L.P. and Brentwood Private Equity III, LLC is qualified to conduct business as a foreign limited partnership or foreign limited liability company, as the case may be, in the State of California; and, in the case of the representations and warranties made by the Campion Foundation (the “Foundation”), the Foundation has been duly formed and is validly existing as a trust and is duly qualified to conduct business as a trust in the State of Washington and the Foundation has no subsidiaries.

(5)           Power and Authority.  Such Selling Shareholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement and (except in the case of Brentwood) its Power of Attorney and its Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder under this Agreement.

(6)           Non-Contravention.  The execution, delivery and performance of this Agreement and (except in the case of Brentwood) its Power of Attorney and its Custody Agreement by such Selling Shareholder and the consummation of the transactions contemplated by this Agreement and (except in the case of Brentwood) its Power of Attorney and its Custody Agreement (including the sale and delivery of the Securities to be sold by such Selling Shareholder pursuant to this Agreement), and compliance by such Selling Shareholder with its obligations under this Agreement and (except in the case of Brentwood) its Power of Attorney and its Custody Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any of the Securities to be sold by such Selling Shareholder under this Agreement pursuant to, (A) any Shareholder Documents to which such Selling Shareholder is a party or by which it is bound or (B) any other contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, except, in each of clause (A) and (B) above, for such conflicts, breaches or defaults as would not adversely affect such Selling Shareholder’s ability to perform its obligations hereunder, nor does or will such action result in any violation of the provisions of the Organizational Documents of such Selling Shareholder (if such Selling Shareholder is not a natural person) or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its assets, properties or operations.

(7)           Good and Marketable Title.  Such Selling Shareholder is and, until the time that the Securities to be sold by such Selling Shareholder to the Underwriters at the Closing Time or the applicable Option Closing Date, as the case may be, are delivered to the Underwriters pursuant to this Agreement, such Selling Shareholder will be the sole legal, record and beneficial owner (subject, if such Selling Shareholder is a natural person, to applicable community property laws) of the Securities to be sold by such Selling Shareholder under this Agreement, free and clear of all Liens, options, warrants, puts, calls, rights of first refusal or other rights to purchase or acquire any such Securities other than pursuant to this Agreement and, without limitation to the foregoing, in the event that financing statements under the Uniform Commercial Code have been filed in respect of any such Securities, appropriate termination statements under the Uniform Commercial Code have been filed in all governmental offices where any such financing statements were filed; and upon payment of the consideration for the Securities to be sold by such Selling Shareholder as provided in this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the records of DTC to “securities accounts” (as defined in Section 8-501(a) of the Uniform Commercial Code of the State of New York (the “UCC”)) of the Underwriters (assuming that neither DTC nor any such Underwriter has “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) to such Securities), (i)  (except in the case of the representations and warranties made by Brentwood) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire valid “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Securities and (iii) no action based on any “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) to the “financial asset” (as defined in Section 8-102(a)(9) of the UCC) consisting of such Securities deposited with or held by DTC, whether such action is framed in conversion, replevin, constructive trust, equitable lien, or other theory, may be asserted successfully against the Underwriters.

(8)           Absence of Manipulation.  Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; provided that the foregoing does not and shall not prohibit transactions effected in compliance with Regulation M under the 1933 Act.

(9)           Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution or delivery by such Selling Shareholder of, or the performance by such Selling Shareholder of its obligations under, this Agreement or (except in the case of Brentwood) its Custody Agreement or its Power of Attorney, for the sale and delivery by such Selling Shareholder of the Securities to be sold by it under this Agreement, or for the consummation by such Selling Shareholder of the other transactions contemplated by this Agreement or (except in the case of Brentwood) its Custody Agreement and its Power of Attorney, except such as (i) have already been obtained, (ii) may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities sky laws, (iii) may be required by the NASD or (iv) may be required under the laws of any foreign jurisdiction in which the Securities may be offered or sold.

(10)         Certificates Suitable for Transfer.  Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by such Selling Shareholder with signatures guaranteed and by a duly completed and executed United States Treasury Department Form W-9 or W-8 BEN (or other applicable form) have been placed in custody with the Custodian for the purpose of effecting delivery hereunder and thereunder or, in the case of Brentwood, have been delivered to the transfer agent for the Common Stock.

(11)         Absence of Preemptive Rights.  Such Selling Shareholder hereby waives any and all preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire any of the Securities that are sold by any of the other Selling Shareholders pursuant to this Agreement (such waiver being made for the benefit of the Underwriters, the Company and the other Selling Shareholders).

(12)         No Fees.  Solely in the case of the representations and warranties made by Brentwood, neither Brentwood nor Brentwood Private Equity III, LLC, a Delaware limited liability company, is entitled, pursuant to any Shareholder Document, to any brokerage commission, finder’s fee or other like payment in connection with the sale of the Securities pursuant to this Agreement.

(13)         If such Selling Shareholder (except in the case of Brentwood) is a party to the Indemnity Escrow Agreement or the Indemnity Pledge Agreement, none of the Securities to be sold by such Selling Shareholder under this Agreement is or will be subject to any Lien created under or pursuant to the Indemnity Escrow Agreement or the Indemnity Pledge Agreements, as the case may be.

(14)         During the period beginning on and including the date of this Agreement through and including the date that is the 90th day after the date of this Agreement (the “Lock-Up Period”), such Selling Shareholder will not, without the prior written consent of Wachovia and Piper, directly or indirectly:

(i)            offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any shares of the Company’s Preferred Stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by such Selling Shareholder or with respect to which such Selling Shareholder has or hereafter acquires the power of disposition, or

(ii)           enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise.  Moreover, if:

(1)           during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)           prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this Section 1(b)(14) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia and Piper waive, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, such Selling Shareholder may, without the prior written consent of Wachovia and Piper, transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock:

(1)           to the Underwriters pursuant to this Agreement,

(2)           if such Selling Shareholder is a natural person, as a bona fide gift or gifts for charitable or estate planning purposes, and

(3)           if such Selling Shareholder is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (2) or (3) above, it shall be a condition to the transfer that (A) the transferee or donee, as the case may be, executes and delivers to Wachovia and Piper, acting on behalf of the Underwriters, not later than one business day prior to such transfer or gift, as the case may be, a written agreement, either (x) in form and substance reasonably satisfactory to Wachovia and Piper and in substantially the form of Exhibit E to this Agreement or (y) satisfactory in form and substance to Wachovia and Piper in their sole and absolute discretion, and (B) if such Selling Shareholder is required to file a report under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock by such Selling Shareholder during the Lock-Up Period (as the same may be extended as described above), such Selling Shareholder shall include a statement in such report to the effect that such transfer or distribution is not a disposition for cash and, in the case of any transfer pursuant to clause (2), that such transfer is being made as a gift for charitable or estate planning purposes and, in the case of any distribution pursuant to clause (3), that such distribution is being made to the partners or members, as the case may be, of the applicable partnership or limited liability company, as the case may be.

Such Selling Shareholder, further agrees that (i) such Selling Shareholder will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the 1933 Act of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by such Selling Shareholder, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

Thomas D. Campion and the Foundation jointly and severally agree that, anything herein to the contrary notwithstanding, all representations, warranties, covenants and agreements of the Foundation in this Agreement (including without limitation those set forth in Sections 1(b), 6, 7, 8 and 13 of this Agreement) are the joint and several representations, warranties, covenants and agreements of Thomas D. Campion and the Foundation.

(c)           Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives (or to counsel for the Underwriters) and the Principal Selling Shareholders (or to counsel for the Principal Selling Shareholders) shall be deemed a representation and warranty by the Company to each Underwriter and each Principal Selling Shareholder as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder and delivered to the Representatives (or counsel for the Underwriters)

and the Principal Selling Shareholders (or to counsel for the Principal Selling Shareholders) shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter and each Principal Selling Shareholder as to the matters covered thereby.

SECTION 2.           Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Shareholders set forth in Exhibit B, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder set forth in Exhibit B, at the price of $• per share (the “Purchase Price”), that proportion of the number of Initial Securities set forth in Exhibit B opposite the name of such Selling Shareholder, which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities.  The price at which the Securities shall initially be offered to the public is $• per share.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Shareholders set forth in Exhibit C, severally and not jointly, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the respective numbers of Option Securities set forth in Exhibit C opposite the names of such Selling Shareholders at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities.  The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company and each of the Selling Shareholders set forth in Exhibit C setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date.  If the option is exercised as to all or any portion of the Option Securities, each of the Selling Shareholders set forth in Exhibit C, severally and not jointly, will sell to the Underwriters that proportion of the total number of Option Securities then being purchased which the number of Option Securities set forth in Exhibit C opposite the name of such Selling Shareholder bears to the total number of Option Securities set forth in Exhibit C, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, CA 94104, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on •, 2005 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company and each of the Selling Shareholders set forth in Exhibit C.

Payment shall be made to Brentwood by wire transfer or intra-bank transfer of immediately available funds to a single bank account designated by Brentwood and payment shall be made to all other Selling Shareholders by wire transfer or intra-bank transfer of immediately available funds to a single bank account at the Custodian, which account shall be designated by the Custodian, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Each of Wachovia and Piper, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives not later than noon (Eastern time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

SECTION 3.           Covenants of the Company.  The Company covenants with each Underwriter and with each Principal Selling Shareholder (except the Company makes no covenants contained in Sections 3(b) and 3(j) below with any Principal Selling Shareholder) as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the document transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such document.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Blue Sky Qualifications.  The Company will use its commercially reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(g)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           [Omitted intentionally.]

(i)            Listing.  The Company will use its commercially reasonable best efforts to ensure that the Securities continue to be listed on the Nasdaq National Market on the Closing Date and any Option Closing Date.

(j)            Restriction on Sale of Securities.  During the period beginning on and including the date of this Agreement through and including the date that is the 90th day after the date of this Agreement (the “Lock-Up Period”), the Company will not, without the prior written consent of Wachovia and Piper, directly or indirectly:

(i)            offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock,

(ii)           file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock (other than registration statements on Form S-8 to register Common Stock or options to purchase Common Stock pursuant to stock option plans and stock purchase plans described in clause (1) of the next paragraph or on Form S-4 to register shares of Common Stock or other securities issued in a transaction described in clause (3) of the next paragraph), or

(iii)          enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in (i), (ii) or (iii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise.  Moreover, if:

(1)           during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)           prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia and Piper waive, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of Wachovia and Piper:

(1)           issue shares, and options to purchase shares, of Common Stock pursuant to stock option plans and stock purchase plans as described in the Prospectus under the caption “Management—Stock Based Plans,”

(2)           issue shares of Common Stock upon the exercise of stock options outstanding on the date of this Agreement or issued after the date of this Agreement under stock option plans referred to in clause (1) above, as those stock options and plans are in effect on the date of this Agreement, and

(3)           issue shares of Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock (A) in order to acquire assets or equity of one or more businesses by merger, asset purchase, stock purchase or otherwise or (B) in connection with strategic transactions involving another company, so long as, in each case described in clause (A) above, the shares of Common Stock, other Capital Stock or other securities are issued to the stockholders or other equity owners of the applicable businesses and, in each case described in clause (B) above, the shares of Common Stock, other Capital Stock or other securities are issued directly to such company or to the stockholders or other equity owners of such company, provided, however, that in the case of any issuance described in clause (3) above, it shall be a condition to the issuance that each recipient executes and delivers to Wachovia and Piper, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in form and substance reasonably satisfactory to Wachovia and Piper, in substantially the form of Exhibit E to this Agreement.

(k)           Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)            Preparation of Prospectus.  Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430A Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus.

(m)          Option Closing Date Deliverables.  At each Option Closing Date (if any), (i) if the Representatives receive the certificate described in Section 5(p)(1) and/or the opinion of Company Counsel described in Section 5(p)(2), then the Company shall cause such certificate to be delivered to the Principal Selling Shareholders and shall cause such opinion to be delivered to the Principal Selling Shareholders, and (ii) if the

Representatives receive the certificate described in Section 5(p)(6), then the Selling Shareholders shall cause such certificate to be delivered to the Principal Selling Shareholders.

SECTION 4.           Payment of Expenses.

(a)           Expenses.  The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Shareholders under this Agreement (except for expenses payable by the Selling Shareholders pursuant to Section 4(b) hereof), including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market, and (xi) any stock transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges, if any, payable in connection with the sale or delivery of the Securities by the Selling Shareholders to the Underwriters; provided, that, the fees and disbursements of counsel for the Underwriters payable by the Company pursuant to clause (v) above shall not exceed $5,000.

(b)           Expenses of the Selling Shareholders.  Each Selling Shareholder (other than Brentwood, in the case of clause (i) of this Section 4(b)), severally, will pay the following expenses incident to the performance of its obligations under this Agreement: (i) the fees and disbursements of its counsel and accountants, and (ii) underwriting discounts and commissions with respect to the Securities sold by it to the Underwriters.

(c)           Allocation of Expenses.  Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholders have made or may make for the allocation or sharing of such expenses and costs.

(d)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.           Conditions of Underwriters’ Obligations and Principal Selling Shareholders’ Obligations.  The obligations of the several Underwriters and the several Principal Selling Shareholders hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in this Agreement and in certificates of any officer of the Company or any subsidiary of the Company or signed by or on behalf of any Selling Shareholder pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions (provided that clauses (c), (h), (i), (j) and (p) of this Section 5 shall be conditions to the obligations of the several Underwriters but not conditions to the obligations of the several Principal Selling Shareholders):

(a)           Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing.

(b)           Opinion of Counsel for Company.  At Closing Date, the Representatives and the Principal Selling Shareholders shall have received the opinion, dated as of Closing Date, of Preston Gates & Ellis LLP, counsel for the Company (“Company Counsel”), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit F hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)           Opinion of Counsel for Underwriters.  At Closing Date, the Representatives shall have received the opinion, dated as of Closing Date, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to this Agreement, the Registration Statement and the Prospectus and such other matters as the Representatives may request.  In giving such opinion such counsel may rely without investigation as to all matters arising under or governed by the laws of the State of Washington, on the opinion of Company Counsel referred to in Section 5(b) above, and as to all matters governed by the laws of any jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and of public officials.

(d)           Officers’ Certificate.  At Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its sole subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives and the Principal Selling Shareholders shall have received a certificate of the Chairman, the President or the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(e)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received (1) from PricewaterhouseCoopers LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement or the Prospectus and (2) from the Chief Financial Officer of the Company a certificate, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, in substantially the form attached as Exhibit H hereto with respect to financial information and other financial data which were not covered by the letter of PricewaterhouseCoopers LLP referred to in clause (1) of this paragraph.

(f)            Bring-down Comfort Letter.  At Closing Date, the Representatives shall have received a letter from PricewaterhouseCoopers LLP and a certificate from the Chief Financial Officer of the Company, each dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter and certificate, respectively, furnished pursuant to subsection (e) of this Section, except that the specified date referred to in the letter of PricewaterhouseCoopers LLP shall be a date not more than three business days prior to Closing Date.

(g)           Approval of Listing.  At Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall be listed on the Nasdaq National Market.

(h)           Lock-up Agreements.  Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit E hereto signed by each person listed on Exhibit D hereto.

(i)            No Objection.  Prior to the date of this Agreement, NASD Regulation Inc. shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)            Opinion of Counsel for the Selling Shareholders.  At the Closing Date, the Representatives shall have received the opinions, dated as of the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Brentwood, in the form heretofore provided to the Representatives, and of Carney Badley Spellman, P.S., counsel for the other Selling Shareholders, to the effect set forth in Exhibit G hereto, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters.

(k)           Certificate of Selling Shareholders.  At the Closing Date, the Representatives and the Principal Selling Shareholders shall have received a certificate signed by each Selling Shareholder or by an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of the Closing Date, to the effect that (i) the representations and warranties of such Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (ii) such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(l)            Stock Certificates; Tax Forms.  Prior to the date of this Agreement, the Custodian shall have received certificates for all of the Securities to be sold by the Selling Shareholders pursuant to this Agreement (including, without limitation, any Option Securities which may be sold by the Selling Shareholders), in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by such Selling Shareholders with signatures guaranteed and properly completed and executed United States Treasury Department Form W-9 or W-8 BEN (or other applicable form) from each of the Selling Shareholders and, at the Closing Date, copies of the foregoing shall have been delivered to the Representatives.

(m)          Custody Agreement and Powers of Attorney.  Prior to the date of this Agreement, each Selling Shareholder (other than Brentwood) shall have executed and delivered a Custody Agreement and a Power of Attorney (with all spousal consents, notorial acknowledgements and other information called for by such documents duly completed and, if applicable, executed) and the Custodian shall have executed and delivered the Custodian’s Acknowledgement and Receipt set forth in each such Custody Agreement and the Representatives shall have received copies of all such executed Custody Agreements and Powers of Attorney.

(n)           Pre-Closing Transactions.  Prior to the time of execution of this Agreement, the Pre-Closing Transactions shall have been duly consummated on the terms contemplated by this Agreement and the Prospectus and at or prior to the Closing Date the Representatives shall have received copies of the Stockholders Agreement Amendment and the Amendments and Waivers, duly executed by the requisite parties, and such other evidence that the Pre-Closing Transactions have been consummated as the Representatives may reasonably request.

(o)           Termination Statements.  Prior to the date of this Agreement, appropriate termination statements under the Uniform Commercial Code shall have been filed with respect to the Securities to be sold by [Messrs. Brooks and Campion] and the Foundation in all offices and jurisdictions where financing statements under the Uniform Commercial Code were filed in connection with any pledge of, security interest in or other Lien created under or pursuant to, the Indemnity Pledge Agreement, and the Representatives shall have received a letter or certificate from an appropriate service bureau to the effect that such filings have been made.

(p)           Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1)           Officers’ Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(2)           Opinion of Counsel for Company.  The opinion of Company Counsel, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(3)           Opinion of Counsel for Underwriters.  The opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(4)           Bring-down Comfort Letter.  A letter from PricewaterhouseCoopers LLP and a certificate from the Chief Financial Officer of the Company, each in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter and certificate, respectively, furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter of PricewaterhouseCoopers LLP furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date.

(5)           Opinion of Counsel for Selling Shareholders.  The opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Brentwood, in the form heretofore provided to the Representatives, and of Carney Badley Spellman, P.S., counsel for the other Selling Shareholders set forth in Exhibit C, each dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(j) hereof.

(6)           Certificate of Selling Shareholders.  A certificate, dated such Option Closing Date, signed by each Selling Shareholder set forth in Exhibit C or by an Attorney-in-Fact on behalf of each such Selling Shareholder, to the effect set forth in Section 5(k) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(q)           Additional Documents.  At Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(r)            Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders (or, in the case of a termination in connection with an Option Closing Date which is after the Closing Date, to the Company and the Selling Shareholders set forth in Exhibit C) at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8 and 13 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.           Indemnification.

(a)           Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including, subject to Section 6(d) below, the fees and disbursements of counsel chosen by Wachovia and Piper), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by the 1933 Act or the 1933 Act Regulations, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense.

(b)           Indemnification by Selling Shareholders.  Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only information furnished by such Selling Shareholder as aforesaid consists of the information relating to such Selling Shareholder set forth in any such document under the caption “Principal and Selling Shareholders”; and provided, however, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by the 1933 Act or the 1933 Act Regulations, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense; and provided, further, that the liability under this subsection (b) of any Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(c)           Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder and (solely in the case of Brentwood) each person, if any, who controls Brentwood within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)  of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(d)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Wachovia and Piper; counsel to the Selling Shareholders shall be selected by those Selling Shareholders who agreed to sell a majority of the Initial Securities to be sold by all of the Selling Shareholders in this offering; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or

Section 20 of the 1934 Act shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Selling Shareholders, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)           Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)            Other Agreements with Respect to Indemnification and Contribution.  The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the Company and the Selling Shareholders with respect to indemnification of each other or contribution between themselves.

SECTION 7.           Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the

Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.           Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or signed by or on behalf of any Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, or by or on behalf of any Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.           Termination of Agreement.

(a)           Termination; General.  Wachovia and Piper may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company and the Selling Shareholders set forth in Exhibit C, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Wachovia and Piper, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal, Washington or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 hereof shall survive such termination and remain in full force and effect.

SECTION 10.         Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement on such date (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligations of the Underwriters to purchase and of the Selling Shareholders set forth in Exhibit C to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders set forth in Exhibit C to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at Wachovia Capital Markets, LLC, 7 St. Paul Street, Baltimore, Maryland  21202, Attention of Michael Cummings, Managing Director-Head of Equity Origination and to Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, MN 55402, Attention of John Baumgartner, Equity Capital Markets; notices to the Company shall be directed to it at 6300 Merrill Creek Parkway, Suite B, Everett, Washington, 98203, Attention of Chief Financial Officer; and notices to the Selling Shareholders shall, in the case of Brentwood, be directed to it at 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California, 90025, Attention of William M. Barnum, Jr., and in the case of the other Selling Shareholders, shall be directed to them in care of Richard M. Brooks and Brenda I. Morris, as Attorneys-in-Fact, at Zumiez Inc., 6300 Merrill Creek Parkway, Suite B, Everett, Washington 98203.

SECTION 12.         Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.         Absence of Fiduciary Relationship.  Each of the Company and the Selling Shareholders, severally and not jointly, acknowledges and agrees that:

(a)           Wachovia, Piper and each of the other Underwriters is acting solely as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company or any of the Selling Shareholders, on the one hand, and Wachovia, Piper or any of the other Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Wachovia, Piper or any of the other Underwriters has advised or is advising the Company or any of the Selling Shareholders on other matters;

(b)           the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Selling Shareholders following discussions and arms-length negotiations with the Representatives;

(c)           it is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)           it is aware that Wachovia, Piper and the other Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholders and that neither Wachovia, Piper nor any of the other Underwriters has any obligation to disclose such interests and transactions to the Company or any of the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(e)           it waives, to the fullest extent permitted by law, any claims it may have against Wachovia, Piper or any of the other Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that neither Wachovia, Piper nor any of the other Underwriters shall have any liability (whether direct or indirect, in contract , tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, including stockholders, employees or creditors of Company.

SECTION 14.         GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.         Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16.         Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Commission” means the Securities and Exchange Commission.

“Company Documents” means all contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases, subleases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, including, without limitation, all Leases and Subject Instruments.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Existing Credit Agreement” means the Business Loan Agreement dated May 29, 2003 between Bank of America, N.A. and the Company, as modified by the Loan Modification Agreement dated November 30, 2004 and as further amended or supplemented, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended or supplemented if applicable.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Company’s registration statement on Form S-1 (Registration No. 333-•), as amended at the time it became effective, including the Rule 430A Information.

“Leases” means all leases or subleases of real property, stores, buildings or other improvements to which the Company or any of its subsidiaries is a party or by which it is bound.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NASD” means the National Association of Securities Dealers, Inc.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means (a) in the case of a corporation, its articles of incorporation, certificate of incorporation, charter or other similar document and its bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; (e) in the case of the Foundation, the Trust Agreement dated August 30, 2005 (as amended, if applicable) by and among Thomas D. Campion and Sonya L. Campion, as trustors, and Thomas D. Campion and Sonya L. Campion, as trustees; and (f) in the case of any other entity, the organizational and governing documents of such entity.

“Preferred Stock” means the Company’s preferred stock, no par value.

“preliminary prospectus” means any prospectus used in connection with the offering of the Securities that was used before the Initial Registration Statement became effective, or that was used after such effectiveness and prior to the execution and delivery of this Agreement, or that omitted the Rule 430A Information or that was captioned “Subject to Completion.”

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall also include such Rule 462(b) Registration Statement.

“Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

“Rule 424(b)” “Rule 430A” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information included in the Prospectus that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the Rule 430A Information.

“Subject Instruments” means the Existing Credit Agreement, all Shareholder Documents to which the Company is a party or by which it is bound and all instruments and agreements filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument or agreement filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not filed as part of such exhibit to the Registration Statement (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument or agreement, as the case may be, in its entirely, including any portions thereof that shall have been so redacted, deleted or otherwise not filed.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

ZUMIEZ INC.

By
Name:
Title:

BRENTWOOD-ZUMIEZ INVESTORS, LLC

By:	Brentwood Associates Private Equity III, L.P., its managing member

By:	Brentwood Private Equity III, LLC, its general partner

By
Name:
Title: Managing Member

RICHARD M. BROOKS
THOMAS D. CAMPION
CAMPION FOUNDATION
•
•

By:
Name:
Attorney-in-Fact

CONFIRMED AND ACCEPTED as of the date first above written:

WACHOVIA CAPITAL MARKETS, LLC

By:
Authorized Signatory

PIPER JAFFRAY & CO.

By:
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities

Wachovia Capital Markets, LLC
Piper Jaffray & Co.
William Blair & Company, L.L.C.

Total

A-1

EXHIBIT B

Initial Securities to be Sold

Number of Initial Securities to be Sold

Selling Shareholders:
Brentwood-Zumiez Investors, LLC
Thomas D. Campion
Campion Foundation
•
•

Total

B-1

EXHIBIT C

Option Securities Which may be Sold

Number of Option Securities Which May Be Sold

Selling Shareholders:
Brentwood-Zumiez Investors, LLC
Richard M. Brooks
•
•

Total

C-1

EXHIBIT D

List of Persons required to Execute a Lock-Up Agreement

[To be revised as necessary]
William M. Barnum, Jr.
Thomas E. Davin
Steven W. Moore
Brenda I. Morris
Gerald F. Ryles

D-1

EXHIBIT E

Form of Lock-Up Agreement

Zumiez, Inc.

Public Offering of Common Stock

Dated as of                         , 2005

Wachovia Capital Markets, LLC
7 St. Paul Street
Baltimore, MD  21202

Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, MN  55402

As Representatives of the Several Underwriters

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Zumiez, Inc. (the “Company”), Wachovia Capital Markets, LLC (“Wachovia”) and Piper Jaffray & Co. (“Piper”), as joint book-running managers of the underwriters to be named in the Underwriting Agreement (the “Underwriters”), and the other parties thereto (if any), relating to a proposed underwritten public offering of common stock (the “Common Stock”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a shareholder, option holder or other securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wachovia and Piper, directly or indirectly:

(i)            offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock, any shares of the Company’s preferred stock or other capital stock (collectively,

“Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)           enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise.  Moreover, if:

(1)           during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)           prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia and Piper waive, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wachovia and Piper, transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock:

(1)           if the undersigned is a selling shareholder party to the Underwriting Agreement, to the Underwriters pursuant to the Underwriting Agreement,

(2)           if the undersigned is a natural person, as a bona fide gift or gifts for charitable or estate planning purposes, and

(3)           if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (2) or (3) above, it shall be a condition to the transfer that (A) the transferee or donee, as the case may be, executes and delivers to Wachovia and Piper, acting on behalf of the Underwriters, not later than one business day prior to such transfer or gift, as the case may be, a written agreement either (x) in form and substance reasonably satisfactory to Wachovia and Piper and in substantially the form of Exhibit E to this Agreement or (y) satisfactory in form and substance to Wachovia and Piper in their sole and absolute discretion and (B) if the undersigned is required to file a report under Section 16(a)

of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a disposition for cash and, in the case of any transfer pursuant to clause (2), that such transfer is being made as a gift for charitable or estate planning purposes and, in the case of any distribution pursuant to clause (3), that such distribution is being made to the partners or members, as the case may be, of the applicable partnership or limited liability company, as the case may be. [For inclusion in the chief financial officer’s lock-up only—  In addition, notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wachovia and Piper, continue to pledge up to 55,136 shares of Common Stock as collateral for certain loans made to the undersigned by Equities First Holdings, LLC (the “Bank”) (the shares pledged as collateral for the Loans being hereinafter called the “Pledged Securities”) and, if the undersigned shall default with respect to the Loans, the Bank may foreclose upon and take possession of the Pledged Securities; provided that, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock by the undersigned as the result of any such pledge or any foreclosure by the Bank, the undersigned shall include a statement in such report to the effect that such report is being filed in connection with the pledge of Common Stock as collateral for a loan by the Bank or a foreclosure by the Bank.]

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”) of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

In addition, the undersigned hereby waives any and all notice requirements and other rights with respect to the registration of any securities, and also waives any and all co-sale, tag along or other rights to sell any securities, in each case pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement, shareholder agreement, co-sale agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs and personal representatives (if applicable) and successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to October 31, 2005, or if the Underwriting Agreement is executed but the sale to the Underwriters of the shares of Common Stock (other than shares of Common Stock subject to the Underwriters’ over-allotment option) contemplated thereby does not occur on or prior to November 30, 2005, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Immediately Follows]

In witness whereof, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT F

Form of Opinion of Company Counsel

(1)           The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington (and we hereby advise you that the State of Washington does not provide “good standing” certificates for Washington corporations).

(2)           The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(3)           The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed on Schedule A.

(4)           To our knowledge, Zumiez Nevada, LLC, a Nevada limited liability company, is the only subsidiary of the Company.

(5)           The authorized, issued and outstanding capital stock of the Company is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Prospectus (except for subsequent issuances, if any, pursuant to stock based plans described under the caption “Management—Stock Based Plans” in the Prospectus or pursuant to the exercise of options referred to in the Prospectus); the shares of issued and outstanding Common Stock of the Company (including the Securities to be sold by the Selling Shareholders to the Underwriters under the Underwriting Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person arising under the charter or bylaws of the Company or Zumiez Delaware, the laws of the State of Washington, the Delaware General Corporation Law or any Shareholder Document.

(6)           The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(7)           No holder of the Securities is or will be subject to personal liability by reason of being such a holder under the articles of incorporation or bylaws of the Company or the laws of the State of Washington.

(8)           The Initial Registration Statement and any Rule 462(b) Registration Statement have been declared effective under the 1933 Act; the Prospectus has been filed pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(9)           The Initial Registration Statement and any post-effective amendments thereto and any Rule 462(b) Registration Statement, as of their respective effective dates, and the Prospectus and any amendments or supplements thereto, as of their respective issue dates (in each case other than the financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which we have not been called upon to express an opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (except that we express no opinion with respect to compliance as to form with Regulation S-T under the 1933 Act).

(10)         The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the laws of the State of Washington, with any applicable requirements of the articles of incorporation and bylaws of the Company and with any applicable requirements of the Nasdaq National Market.

(11)         To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or its sole subsidiary is a party or to which the property of the Company or its sole subsidiary is subject before or brought by any court or governmental agency or body that is required to be disclosed in the Registration Statement or the Prospectus or that might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Underwriting Agreement or the performance by the Company of its obligations thereunder.

(12)         The information in the Prospectus under the captions “Risk Factors—Risks Related to Our Business - The terms of our revolving credit facility impose operating and financial restrictions on us that may impair our ability to respond to changing business and economic conditions.  This impairment could have a significant adverse impact on our business,” “Risk Factors—Risks Related to this Offering—Future sales of our common stock in the public market could cause our stock price to fall,” “Risk Factors—Risks Related to this Offering—Washington law and our articles of incorporation and bylaws contain antitakeover provisions that could delay, discourage or prevent takeover attempts that shareholders may consider favorable or attempts to replace or remove our management that could be beneficial to our shareholders,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Legal Proceedings,” “Management—Employment Agreements and Change of Control Provisions,” “Management—Stock Based Plans,” “Management—Limitation on Liability and Indemnification,” “Certain Relationships and Related Transactions,” “Description of Capital Stock” and “Shares Eligible for Future Sale,” and the information in the Registration Statement under Item 14, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s articles of incorporation or bylaws or Subject Instruments, summaries of legal proceedings, or legal conclusions, constitute accurate summaries of the matters referred to therein in all material respects.

(13)         To our knowledge, there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required.

(14)         (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, (B) no authorization, approval, vote or other consent of any shareholder or creditor of the Company or any member of Zumiez Holdings, (C) no waiver, consent or other action under any Subject Instrument, Shareholder Document or Lease, and (D) to our knowledge, no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the due authorization, execution and delivery of the Underwriting Agreement by the Company, for the offering, sale or delivery of the Securities under the Underwriting Agreement or for the performance by the Company of its obligations under the Underwriting Agreement or was or is necessary or required for the consummation by the Company of the Pre-Closing Transactions, in each case on the terms contemplated by the Prospectus and the Underwriting Agreement, except such as have been already obtained or such as may be required under state securities or blue sky laws and except for such filings with the Secretary of State of the State of Washington or with similar officials of any other applicable jurisdictions as have been made in connection with the Pre-Closing Transactions.

(15)         The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated in the Underwriting Agreement, the Registration Statement and the Prospectus (including the Pre-Closing Transactions and the sale of the Securities to be sold by the Selling Shareholders) and compliance by the Company with its obligations under the Underwriting Agreement did not (in the case of the Pre-Closing Transactions), do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or its sole subsidiary pursuant to any Subject Instrument or Lease, except (solely in the case of Leases) for such conflicts, breaches, or defaults or Liens that would not have a Material Adverse Effect, nor did (in the case of the Pre-Closing Transactions), does or will such action result in any violation of the provisions of the Organizational Documents of the Company or its sole subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Company or its sole subsidiary or any of their respective properties, assets or operations.

(16)         The Company is not an “investment company,” as such term is defined in the 1940 Act.

Although we have not undertaken to investigate or verify independently and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (other than those specific matters on which we are opining in Items (5), (12) and (13) hereof) no facts have come to our attention that cause us to believe that (A) the Initial Registration Statement or any amendment thereto, at the time the Initial Registration Statement or any such amendment became effective, or that any Rule 462(b) Registration Statement, at the time such Rule 462(b) Registration Statements became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B)  the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amendment or supplement was issued or on the date of this letter, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except in each case that we make no statement and express no belief with respect to financial statements, including the notes thereto, and schedules and other financial or statistical data included in or omitted from the Initial Registration Statement, any Rule 462(b) Registration Statement or the Prospectus or any amendment or supplement thereto).

In the event that such opinion shall define the term “Registration Statement,” “Initial Registration Statement,” “Rule 462(b) Registration Statement” or “Prospectus” (rather than indicating that such terms, as used in such opinion, have the respective meanings given thereto in the Underwriting Agreement), such opinion shall define the terms “Registration Statement,” “Initial Registration Statement” and “Rule 462(b) Registration Statement” to include the Rule 430A Information and shall define the term “Prospectus” as the Prospectus in the form first furnished to the Underwriters for use in confirming sales of the Securities (and not as the Prospectus filed with the Commission pursuant to Rule 424(b).

In rendering such opinion, Company counsel shall state that such opinion covers matters arising under the laws of the State of Washington, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the federal laws of the United States of America that, in their experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, in each case as generally publicly reported and available through normal means, and that they do not express any opinion as to the laws of any other state or jurisdiction (“Covered Laws”).  In rendering such opinion, Company counsel may rely as to matters involving the laws of any other state upon the opinion of local counsel satisfactory to the Representatives; provided that such opinion shall be addressed to the Representatives, shall state that Company counsel may rely on such opinion as if it were addressed to them in rendering their opinion pursuant to the Underwriting Agreement, shall be dated the same date as the opinion of Company counsel, shall be delivered to the Representatives at the same time that the opinion of Company counsel is delivered, and shall be satisfactory in form and substance to counsel for the Underwriters.  In rendering such opinion, Company counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).  In the event that such opinion shall contain a definition of Company’s counsel’s “knowledge” or other similar definition, such definition shall refer to the knowledge of those attorneys who have given substantive attention to any matters relating to the Company.  Such opinion shall further state that Sidley Austin Brown & Wood LLP, counsel for the Underwriters, may, in rendering their opinion pursuant to the Underwriting Agreement, rely on such opinion of Company counsel with respect to all matters arising under or governed by the laws of the State of Washington.  Such opinion of Company counsel shall further state that, to the extent that any agreement, instruments or other document referred to in such opinion is by its terms governed by the laws of any jurisdiction other than the Covered Laws, Company counsel has assumed that the laws of such jurisdiction are, in all respects relevant to such opinion, identical to laws of the State of Washington.

EXHIBIT G

Form of Opinion of Selling Shareholders Counsel

(1)           The Underwriting Agreement has been duly authorized (if such Selling Shareholder is not a natural person), executed and delivered by each Selling Shareholder.

(2)           Each Selling Shareholder has duly authorized (if such Selling Shareholder is not a natural person), executed and delivered its Power of Attorney and its Custody Agreement and each such Power of Attorney and Custody Agreement constitutes a valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles.

(3)           In the case of any Selling Shareholders which are not natural persons, each such Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and, in the case of the Foundation, qualified to conduct business as a trust in the State of Washington.

(4)           Each Selling Shareholder has full right, power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and its Power of Attorney and its Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder under the Underwriting Agreement.

(5)           The execution, delivery and performance by each Selling Shareholder of the Underwriting Agreement and its Power of Attorney and its Custody Agreement and the consummation by each Selling Shareholder of the transactions contemplated by the Underwriting Agreement and its Power of Attorney and its Custody Agreement (including the sale and delivery of the Securities to be sold by such Selling Shareholder pursuant to the Underwriting Agreement), and compliance by such Selling Shareholder with its obligations under the Underwriting Agreement and its Power of Attorney and its Custody Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any of the Securities to be sold by such Selling Shareholder under the Underwriting Agreement pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which such Selling Shareholder or any of its subsidiaries (if any) is a party or by which such Selling Shareholder or any of its subsidiaries (if any) is bound or to which any of the property or assets of such Selling Shareholder or any of its subsidiaries (if any) is subject, nor does or will such action result in any violation of the provisions of the Organizational Documents of such Selling Shareholder (if such Selling Shareholder is not a natural person) or any of its subsidiaries (if any) or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its subsidiaries (if any) or any of their respective assets, properties or operations.

(6)           Each Selling Shareholder is the sole legal, record and beneficial owner (subject, if such Selling Shareholder is a natural person, to applicable community property laws) of the Securities to be sold by such Selling Shareholder under the Underwriting Agreement, free and clear, to our knowledge, of any Liens other than pursuant to the Underwriting Agreement; and, upon payment of the consideration for the Securities to be sold by the Selling Shareholders as provided in the Underwriting Agreement, delivery of such Securities, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the records of DTC to “securities accounts” (as defined in Section 8-501(a) of the Uniform Commercial Code of the State of New York (the “UCC”)) of the Underwriters (assuming that neither DTC nor any such Underwriter has “notice of any adverse claim” (within the meaning of Section 8-105 of the UCC) to such Securities), (i) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire valid “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities and (iii) no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to the “financial asset” (as defined in Section 8-102(a)(9) of the UCC) consisting of such Securities deposited with or held by DTC, whether such action is framed in conversion, replevin, constructive trust, equitable lien, or other theory, may be asserted successfully against the Underwriters.  In rendering the opinion set forth in this paragraph, such counsel may assume that when such payment, delivery and crediting of such Securities occur (x) such Securities will have been registered in the name of Cede or such other nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s articles of incorporation and by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102(a)(1) of the UCC, and (z) appropriate entries to credit Securities to the securities accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(7)           The Securities to be sold by the Selling Shareholders under the Underwriting Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Securities arising under or pursuant to any Shareholder Documents or the LLC Agreement or, to our knowledge, otherwise except pursuant to the Underwriting Agreement.

(8)           (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, (B) no authorization, approval, vote or other consent of any creditor of any Selling Shareholder or any member of Zumiez Holdings, (C) no waiver, consent or other action under any Shareholder Document to which any Selling Shareholder is a party or by which it is bound and (D) to our knowledge, no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution or delivery by any Selling Shareholder of, or the performance by any Selling Shareholder of its obligations under, the Underwriting Agreement or its Custody Agreement or its Power of Attorney, for the sale and delivery by any Selling Shareholder of the Securities to be sold by it under the Underwriting Agreement or for the consummation by any Selling Shareholder of the other transactions contemplated by the Underwriting Agreement or its Custody Agreement or its Power of Attorney, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities laws.

(9)           None of the Selling Shareholders has any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Securities that are to be sold by any of the other Selling Shareholders under any Shareholder Document, the LLC Agreement or, to our knowledge, otherwise.

In rendering such opinion, such counsel shall state that such opinion covers matters arising under the laws of the State of Washington and the federal laws of the United States of America and (solely insofar as concerns the opinion set forth in paragraph (6)), the Uniform Commercial Code of the State of New York.  In rendering such opinion, such counsel may rely as to matters involving the application of the laws of any other jurisdiction upon the opinion of local counsel satisfactory to the Representatives; provided that such opinion shall be addressed to the Representatives, shall state that counsel to the Selling Shareholders may rely on such opinion as if it were addressed to them in rendering their opinion pursuant to the Underwriting Agreement, shall be dated the same date as the opinion of counsel to the Selling Shareholders, shall be delivered to the Representatives at the same time that the opinion of counsel to the Selling Shareholders is delivered, and shall be satisfactory in form and substance to counsel for the Underwriters.  In rendering such opinion, counsel to the Selling Shareholders may rely, as to matters of fact but not as to legal conclusions, to the extent they deem proper, on certificates of the Selling Shareholders and public officials.  Such opinion shall not state that it is to be governed or qualified by or that it is otherwise subject to any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).  In the event that such opinion shall contain a definition of “knowledge” or other similar definition, such definition shall refer to the knowledge of those attorneys who have given substantive legal services to the Selling Shareholders.  Such opinion shall further state that, to the extent that any agreement, instruments or other document referred to in such opinion is by its terms governed by the laws of any jurisdiction other than the State of Washington, such counsel has assumed that the laws of such jurisdiction are, in all respects relevant to such opinion, identical to laws of the State of Washington.

EXHIBIT H

Certificate of the Chief Financial Officer

Dated: •, 2005

I, Brenda I. Morris, Chief Financial Officer of Zumiez Inc., a Washington corporation (the “Company”), do hereby certify that this certificate is delivered pursuant to Section 5(e)(2) of the Underwriting Agreement dated •, 2005 (the “Underwriting Agreement”) among the Company, the Selling Shareholders, and Wachovia Capital Markets, LLC and Piper Jaffray & Co., as representatives of the several Underwriters named therein, and do hereby further certify on behalf of the Company as follows:

I have compared certain amounts, percentages and other information appearing in the Company’s registration statement on Form S-1 (No. 333-•), as amended through the date hereof (the “Registration Statement”), and the Company’s Prospectus dated •, 2005 (the “Prospectus”), which amounts, percentages and other information are circled on the attached pages from such Registration Statement and Prospectus, to amounts, percentages and other information appearing in the audited or unaudited financial statements of the Company or the general ledger or comparable financial records of the Company and have found such amounts, percentages and other information to be in agreement or, in the case of any such amounts, percentages and other information which could not be agreed directly to such financial statements, general ledger or other financial or accounting records, I have recomputed such amounts, percentages and other information using data appearing in such financial statements, general ledger or other financial or accounting records and found such amounts, percentages and other information, as so recomputed, to be in agreement.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Underwriting Agreement.

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IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

Brenda I. Morris
Chief Financial Officer

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